UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2013

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2013, (the “Closing Date”), Hardinge Holdings GmbH (“Holdings”), a direct wholly-owned subsidiary of Hardinge Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with SwissChuck Holding AG (the “Purchaser”), whereby Holdings has agreed to sell the sole issued and outstanding share (the “Share”) of Forkardt Schweiz GmbH (“Forkardt Schweiz”) to Purchaser.  Forkardt Schweiz specializes in the manufacturing of workholding products.  The effective date of the transfer of the Share to the Purchaser is December 31, 2013 (the “Effective Date”).  The Agreement contains customary representations, warranties, indemnification obligations, covenants and agreements including (i) an undertaking by Holdings to cause the Company’s Forkardt business to refrain from competing in certain specified areas with Forkardt Schweiz and (ii) an undertaking by Purchaser to cause Forkardt Schweiz to refrain from competing with the Company’s Forkardt business in the development, manufacturing and sale of parts, assemblies and products relating to certain product lines of the Company’s Forkardt business.  Purchaser and Holdings are each required to adhere to the aforementioned respective undertakings for a period of two years, commencing on the Effective Date.  Additionally, under the terms of the Agreement, Purchaser shall only be permitted to use the “Forkardt” brand name for a period of 12 months following the Closing Date.

The purchase price payable to Holdings by the Purchaser in connection with the sale of the Share consists of (i) initial proceeds of CHF 5,800,000 (approximately $6.2 million), subject to a post-closing working capital adjustment, plus (ii) a contingent amount, not to exceed CHF 300,000 (approximately $330,000) that Holdings may receive based upon the future economic performance of Forkardt Schweiz over a three-year period commencing on January 1, 2014, as measured against certain minimum thresholds of gross revenue.  It is a condition to the closing of the sale of the Share that CHF 250,000 (approximately $280,000) remain in the bank accounts of Forkardt Schweiz in connection with the sale.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of December 19, 2013, by and between Hardinge Holdings GmbH and SwissChuck Holding AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: December 26, 2013	By:	/S/Douglas J. Malone
Douglas J. Malone
Vice President and Chief Financial Officer